UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2021

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in its proxy statement for the 2021 annual meeting of shareholders, as part of its executive compensation program, Simmons First National Corporation (“Corporation”) annually establishes a long-term incentive plan (“LTIP”) for equity incentive awards. The LTIPs established in 2019 and 2020 were made under the First Amended and Restated Simmons First National Corporation 2015 Incentive Plan (“Plan”) and consisted of awards of restricted stock units and performance stock units (“PSUs”). Consistent with the Corporation’s general practice, during the first quarters of 2019 and 2020, the compensation committee (“Committee”) of the Corporation’s board of directors (“Board”) (and, in the case of the Corporation’s chief executive officer, the Board) approved specific performance metrics applicable to the PSUs awarded under the 2019 LTIP and 2020 LTIP, respectively. For the 2019 LTIP, the PSU performance metrics included company-wide core diluted earnings per share (“Core EPS”) for the year 2021 (“2021 Core EPS”). For the 2020 LTIP, the PSU performance metrics included Core EPS for the year 2022 (“2022 Core EPS”). For both the 2021 Core EPS and the 2022 Core EPS performance metrics, the Committee also approved threshold, target, and maximum performance levels, as follows (and as previously disclosed in the Corporation’s proxy statements):

Performance Level	2021 Core EPS	2022 Core EPS
Threshold	$2.76	$2.74
Target	$2.91	$2.88
Maximum	$3.06	$3.02

PSU awards under the 2019 LTIP and 2020 LTIP were provided to George Makris, Jr., the Corporation’s chairman and chief executive officer, Robert Fehlman, the Corporation’s president and chief operating officer, Stephen Massanelli, the Corporation’s chief administrative officer, Jennifer Compton, the Corporation’s chief people and corporate strategy officer, and Matthew Reddin, the Corporation’s chief banking officer (collectively, the “Named Executive Officers”), among certain other members of Corporation management. Under the Plan and the applicable award documents, the Committee retains the right to amend the terms of the PSU awards.

Largely due to the significant impact of the COVID-19 pandemic (“Pandemic”) on the Corporation’s business and operations and the economy generally, the Committee (and, in the case of Mr. Makris, the Board) reviewed the previously approved 2021 Core EPS and 2022 Core EPS performance metrics and, on May 20, 2021, determined that it was in the best interests of the Corporation to amend the performance levels associated with those metrics, as follows:

Performance Level	2021 Core EPS	2022 Core EPS
Threshold	$2.11	$2.26
Target	$2.27	$2.43
Maximum	$2.43	$2.60

The Committee did not amend any other terms of the PSU awards. The amendments apply to the PSU awards under the 2019 LTIP and 2020 LTIP (as applicable) that were provided to the Named Executive Officers and certain other members of Corporation management. In making the amendments, the Committee, in consultation with its compensation consultant, considered a variety of factors, including, among others, the effect of the Pandemic on the Corporation’s business and operations and the economy generally, the extraordinary efforts of the Named Executive Officers and other members of management to respond timely and successfully to the challenges faced by the Corporation as a result of the Pandemic, the financial and operational performance of the Corporation in light of the Pandemic, the Corporation’s compensation philosophy, and the influence of compensation practices on the ability to attract and retain qualified executive leadership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ James M. Brogdon
Date: May 25, 2021	James M. Brogdon, Executive Vice President,
Chief Financial Officer and Treasurer